                                                                     EXHIBIT 9.1


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                          SECOND AMENDED AND RESTATED
                       STOCKHOLDERS AND VOTING AGREEMENT

                                  BY AND AMONG

                       BAYARD DRILLING TECHNOLOGIES, INC.

                                      AND

                                THE STOCKHOLDERS

                          THAT ARE SIGNATORIES HERETO


                                OCTOBER 16, 1997




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
                               TABLE OF CONTENTS

                                                                            PAGE

                                   ARTICLE I

DEFINITIONS
SECTION 1.1          Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 2 -

                                                        ARTICLE II

AMENDED AND RESTATED AGREEMENT
SECTION 2.1          Effectiveness; Amended and Restated Agreement  . . . . . . . . . . . . . . . . . . . . . . . . - 9 -
SECTION 2.2          Continuing and Departing Stockholder Parties   . . . . . . . . . . . . . . . . . . . . . . . . - 9 -

                                                       ARTICLE III

CORPORATE GOVERNANCE
SECTION 3.1          Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 10 -
SECTION 3.2          Energy Spectrum Non-Voting Observer  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 12 -
SECTION 3.3          Representatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 12 -
SECTION 3.4          Directors' and Officers' Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . .  - 13 -
SECTION 3.5          Contractual Management Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 13 -
SECTION 3.6          Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
SECTION 3.7          Certain Restrictions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
SECTION 3.8          Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
SECTION 3.9          Designation of DLB Director Prior to Initial Public Offering   . . . . . . . . . . . . . . .  - 14 -

                                                        ARTICLE IV

RESTRICTIONS ON TRANSFER
SECTION 4.1          Restrictions on Transfer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 15 -
SECTION 4.2          Holdback Agreements; Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 16 -
SECTION 4.3          Pledge of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 17 -
SECTION 4.4          Securities Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 18 -

                                                        ARTICLE V

COVENANTS
SECTION 5.1          Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 18 -
SECTION 5.2          Cooperation with Financings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 19 -
SECTION 5.3          No Conflicting Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 19 -

                                                        ARTICLE VI

REPRESENTATIONS AND WARRANTIES
SECTION 6.1          Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 19 -

                                                       ARTICLE VII

MISCELLANEOUS
SECTION 7.1          General Legend   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 20 -
SECTION 7.2          DLB Distribution Legends.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 22 -
SECTION 7.3          Duration of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 23 -
SECTION 7.4          Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 23 -
SECTION 7.5          Amendment and Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 23 -
SECTION 7.6          Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 23 -
SECTION 7.7          Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -
SECTION 7.8          Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -
SECTION 7.9          Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -
SECTION 7.10         Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -
SECTION 7.11         Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -
SECTION 7.12         Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -
SECTION 7.13         Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -
SECTION 7.14         Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -

                          SECOND AMENDED AND RESTATED
                       STOCKHOLDERS AND VOTING AGREEMENT

                       BAYARD DRILLING TECHNOLOGIES, INC.


                 This SECOND AMENDED AND RESTATED STOCKHOLDERS AND VOTING AGREEMENT (this "Agreement") is made as of October 16, 1997, by and among Bayard Drilling Technologies, Inc., a Delaware corporation (the "Company"), the stockholders of the Company identified on the signature pages attached hereto as the "Continuing Stockholder Parties" (the "Continuing Stockholder Parties") and the stockholders of the Company identified on the signature pages attached hereto as the "Departing Stockholder Parties" (the "Departing Stockholder Parties").



                                  WITNESSETH:

                 WHEREAS, as of December 10, 1996, the Company and certain of its stockholders entered into that certain Stockholders and Voting Agreement (the "Original Stockholders and Voting Agreement"), pursuant to which the parties thereto set forth certain agreements by and among the stockholders of the Company party thereto and the Company with respect to (i) the corporate governance of the Company, (ii) transfer restrictions on shares of Common Stock (as herein defined) and Common Stock Equivalents (as herein defined) and (iii) other customary terms and conditions;

                 WHEREAS, as of April 30, 1997, the Company and certain of its stockholders entered into that certain Amended and Restated Stockholders and Voting Agreement (as amended, the "First Amended and Restated Stockholders and Voting Agreement"), pursuant to which the parties thereto amended and restated the Original Stockholders and Voting Agreement in its entirety;

                 WHEREAS, DLB Oil and Gas, Inc. ("DLB"), the Company, Bonray Acquisition Corp. ("Newco") and Bonray Drilling Corporation ("Bonray") have entered into that certain Agreement and Plan of Merger, dated as of October 9, 1997 (the "Bonray Merger Agreement");

                 WHEREAS, upon the terms and conditions set forth in the Merger Agreement, (i) Newco will be merged with and into Bonray and (ii) the outstanding capital stock of Bonray will be converted into an aggregate of 3,015,000 shares (the "Acquired

Shares") of Common Stock, all of which will initially be held by DLB (as the former holder of all of the capital stock of Bonray);

                 WHEREAS, immediately after the consummation of the transactions contemplated by the Merger Agreement, DLB intends to transfer 60,000 of the Acquired Shares to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") such that after such transfer to DLJ, DLB will hold an aggregate of 2,955,000 shares (the "DLB Shares") of Common Stock; and

                 WHEREAS, the Company and the other parties hereto desire to amend and restate the First Amended and Restated Stockholders and Voting Agreement in its entirety in order to provide, among other things, that (i) the Departing Stockholder Parties will not be parties to this Agreement and will have no rights and obligations hereunder and (ii) DLB and DLJ will become, and the other Continuing Stockholder Parties will continue to be, parties to this Agreement and will have the rights and obligations set forth herein;

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Company and the Continuing Stockholder Parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.1 Definitions. As used herein, the following terms shall have the following meanings:

                 "Accredited Investor" means a Person that qualifies as an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                 "Acquired Shares" has the meaning set forth in the Recitals hereto.

                 "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with, such Person.

                 "Agreement" has the meaning set forth in the Preamble hereto.

                 "AnSon" means AnSon Partners Limited Partnership, an Oklahoma limited partnership.

                 "AnSon Designee" has the meaning set forth in Section 3.1(b)(ii) hereof.

                 "AnSon Director" has the meaning set forth in Section 3.1(b)(iv) hereof.

                 "AnSon Group" means (i) AnSon, (ii) Carl B. Anderson, III and
         (iii) any Affiliate of AnSon that executes a counterpart to this Agreement, agreeing to be bound by the terms hereof as a "Continuing Stockholder Party."

                 "Bonray" has the meaning set forth in the Recitals hereto.

                 "Bonray Merger Agreement" has the meaning set forth in the Recitals hereto.

                 "Board of Directors" has the meaning set forth in Section 3.1(a) hereof.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which national banks are authorized or required by law to be closed in Dallas, Texas.

                 "Bylaws" means the Bylaws of the Company, as in effect on the date hereof and as the same may be amended from time to time hereafter.

                 "Capital Stock" means all shares, interests, participations or other equivalents of capital stock of a corporation, however designated, and any warrants, options or other rights to purchase or acquire any such capital stock and any securities convertible into or exchangeable or exercisable for any such capital stock.

                 "Certificate" means the Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended from time to time hereafter.

                 "Commission" means the Securities and Exchange Commission.

                 "Common Stock" means the Common Stock, par value $.01 per share, of the Company and any equity securities issued or issuable with respect to the

         Common Stock in connection with a combination or division of shares, recapitalization, merger, consolidation or other reorganization.

                 "Common Stock Equivalents" means securities convertible into, or exchangeable or exercisable for, shares of Common Stock, including without limitation the Series B Warrant held by Energy Spectrum, but not including the Subordinated Notes unless and until they are converted into Common Stock.

                 "Company" has the meaning set forth in the Preamble hereto.

                 "Competitor" means any Person which competes directly or indirectly, in any material respect with the Company or any of its Subsidiaries, including, without limitation, any Person that does so through providing contract drilling services (whether on land or offshore, in the United States or internationally) or being engaged in any other manner of oil field services.

                 "Continuing Stockholder Parties" has the meaning set forth in the Preamble hereto.

                 "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Departing Stockholder Parties" has the meaning set forth in the Preamble hereto.

                 "Designees" has the meaning set forth in Section 3.1(b)(iv) hereof.

                 "Distributing Party" means DLB or, if applicable, the DLB Successor.

                 "DLB" has the meaning set forth in the Recitals hereto.

                 "DLB Designator" means a member of the DLB Group who holds, or is designated by the holders of, 51% or more of the DLB Shares held by the DLB Group.

                 "DLB Designee" has the meaning set forth in Section 3.1(b)(iii) hereof.

                 "DLB Director" has the meaning set forth in Section 3.1(b)(iv) hereof.

                 "DLB Distribution" means (i) the distribution by the Distributing Party of the DLB Shares held by it to the DLB Stockholders (whether in the form of a dividend payable on shares of capital stock of the Distributing Party or in any other form not involving the payment of any cash consideration or any other consideration whatsoever, other than (if applicable) the surrender, exchange or cancellation of shares of capital stock of the Distributing Party) or (ii) any other transaction resulting directly or indirectly in the distribution or transfer of the DLB Shares to the DLB Stockholders which has been approved by the Company, acting through its Board of Directors (it being understood that the Company shall consider in good faith the approval of any distribution or transfer referred to in clause (ii) above and the Company, DLB and the Distributing Party shall endeavor in good faith to structure such distribution or transfer in such a way as to meet the business objectives of each of the parties).

                 "DLB Group" means (i) DLB, (ii) Michael Liddell, (iii) Mark Liddell, (iv) Charles E. Davidson and (v) any other Person that acquires 51% or more of the DLB Shares as permitted under the terms of this Agreement, so long as such Person identified in any of clauses
         (i) through (iv) executes a Supplemental Agreement as contemplated by
         Section 4.1(a).

                 "DLB Stockholders" means (i) if the Distributing Party is DLB, the stockholders of DLB or (ii) if the Distributing Party is the DLB Successor, the Persons who were stockholders of DLB immediately prior to the merger, transfer of assets or other transaction in which the DLB Successor acquired 51% or more of the DLB Shares.

                 "DLB Shares" has the meaning set forth in the Recitals hereto.

                 "DLB Successor" means any Person who is a successor to DLB (whether as result of a merger, transfer of assets or any other transaction) and, as such, acquires 51% or more of the DLB Shares, so long as (i) the only Persons who have any right to receive a distribution of such DLB Shares from such successor or have any other beneficial interest in such shares are the DLB Stockholders and (ii) such successor executes and delivers a Supplemental Agreement as contemplated by Section 4.1(a).

                 "DLJ" has the meaning set forth in the Recitals hereto.

                 "Energy Spectrum" means Energy Spectrum Partners LP, a Delaware limited partnership.

                 "Energy Spectrum Designee" has the meaning set forth in
         Section 3.1(b)(i) hereof.

                 "Energy Spectrum Director" has the meaning set forth in
         Section 3.1(b)(iv) hereof.

                 "Energy Spectrum Non-Voting Observer" has the meaning set forth in Section 3.2 hereof.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

                 "First Amended and Restated Stockholders Agreement" has the meaning set forth in the Recitals hereto.

                 "Indebtedness" means, with respect to any Person, all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

                 "Initial Public Offering" means the initial underwritten public offering of shares of Common Stock registered under the Securities Act pursuant to a Registration Statement on Form S-1 (Commission File No. 333- 34451) of the Company.

                 "Initial Public Offering Effective Date" means the date of effectiveness of the Initial Public Offering.

                 "May Financing" means the purchase by Energy Spectrum and Chesapeake Energy Corporation, an Oklahoma corporation ("Chesapeake"), of shares of Common Stock, certain subordinated debt and certain warrants of the Company, all pursuant to that certain Securities Purchase Agreement, dated as of April 30, 1997, by and among the Company, Energy Spectrum and Chesapeake.

                 "Newco" has the meaning set forth in the Recitals hereto.

                 "Original Stockholders and Voting Agreement" has the meaning set forth in the Recitals hereto.

                 "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

                 "Qualified Public Sale" means, with respect to shares of Stock, a sale of such shares (i) in an underwritten public offering registered pursuant to the Securities Act or (ii) pursuant to Rule 144 under the Securities Act in a "brokers' transaction" (as defined in Rule 144) in which no solicitation or direct contact with any specific buyer shall have occurred.

                 "Registration Rights Agreements" means (i) that certain Second Amended and Restated Registration Rights Agreement dated as of October 16, 1997, by and among the Company and the stockholders of the Company that are signatories thereto and (ii) that certain Registration Rights Agreement, dated as of October 16, 1997, by and among the Company, DLB and DLJ, as applicable, as both such agreements may be amended, modified, replaced or superseded from time to time hereafter.


                 "Restricted Shares" has the meaning set forth in Section 4.4 hereof.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Series B Warrants" means the Series B Warrants, exercisable for shares of Common Stock at an exercise price of $7.50 per share, issued by the Company in connection with the May Financing.

                 "Stock" means any shares of Common Stock and any Common Stock Equivalents, in each case, whether owned on the date hereof or acquired hereafter.

                 "Subordinated Notes" means the subordinated notes issued in connection with the May Financing and the subordinated notes issuable as interest on such notes.

                 "Subsidiary" means, with respect to any Person, (i) any corporation, partnership or other entity of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such corporation, partnership or other entity are at the time owned by such Person, or (ii) the management of which is otherwise Controlled, directly or indirectly, through one or more intermediaries by such Person.

                 "Supplemental Agreement" has the meaning set forth in Section 4.1(a) hereof.

                 "Total Shares" means the total number of shares of Common Stock issued and outstanding, assuming the exercise, exchange or conversion of all outstanding Common Stock Equivalents.

                 "Transfer" as to any Stock, means to sell, or in any other way directly or indirectly transfer, assign, distribute, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily.

                 "Transferee" means a Person that acquires any shares of Stock, or any interest therein, as a result of a Transfer.

                 "Transferor" means a Person that Transfers shares of Stock, or any interest therein.

                 "Voting Shares" means any securities of the Company the holders of which are generally entitled to vote for members of the Board of Directors.

                 "Widely Distributed Offering" means an offering of shares of Common Stock for sale in a transaction which constitutes a Qualified Public Sale and in which no Person acquires from the Transferor of the Stock (either directly or indirectly through one or more underwriters, dealers or other intermediaries, in a single transaction or a series of related transactions) shares which represent 1% or more of the total number of outstanding shares of Common Stock.

                 SECTION 1.2 Methodology for Calculations. For purposes of this Agreement, the Transfer of a Common Stock Equivalent shall be treated as the Transfer of the shares of Common Stock into which such Common Stock Equivalent can be converted, exchanged or exercised. Except as otherwise provided in this Agreement, for purposes of calculating (i) the amount of outstanding Common Stock as of any date, (ii) the amount of Common Stock held by a Person hereunder and (iii) related percentages, all Common Stock Equivalents shall be treated as having been converted, exchanged or exercised for shares of Common Stock.

                                   ARTICLE II

                         AMENDED AND RESTATED AGREEMENT

         SECTION 2.1      Effectiveness; Amended and Restated Agreement.

                 (a) This Agreement shall become effective, and the First Amended and Restated Stockholders Agreement shall be amended and restated in its entirety as set forth herein, upon the later of (i) the execution and delivery of this Agreement by stockholders of the Company who are parties to the First Amended and Restated Stockholders Agreement and who hold at least 66 2/3% of the outstanding shares of Stock and (ii) the Initial Public Offering Effective Date.

                 (b) Notwithstanding paragraph (a) above, the provisions of Section 3.9 shall be binding on each party (and such provisions shall, insofar as they relate to such party, become effective) immediately upon the execution of this Agreement by such party.

                (c)      Notwithstanding paragraph (a) above, the provisions of
Article IV shall be binding on DLB and DLJ (and such provisions shall, insofar as they relate to DLB and DLJ, become effective) immediately upon the execution of this Agreement by DLB and DLJ.

         SECTION 2.2 Continuing and Departing Stockholder Parties. As of the date upon which this Agreement becomes effective, (i) the parties to this Agreement shall be the Continuing Stockholder Parties and (ii) the Departing Stockholder Parties shall not be parties to this Agreement and shall have no rights or obligations hereunder.


                                  ARTICLE III

                              CORPORATE GOVERNANCE

         SECTION 3.1      Board of Directors.   From and after the date upon
which this Agreement becomes effective, each Continuing Stockholder Party shall use its best efforts and shall take all necessary actions within its power, including without limitation, (x) the voting of all Voting Shares owned by such Continuing Stockholder Party at any annual or special meeting of the stockholders of the Company called for the purpose of voting on the election of directors or (y) consenting with respect to all Voting Shares owned by such Continuing Stockholder Party in connection with any written consent of the stockholders of the Company to be delivered in connection with the election of directors, to effectuate and carry out the following provisions:

                 (a)      Board of Directors.   The Company shall at all times
     be managed by or under the direction of the board of directors (the "Board of Directors"), which shall consist of no more than ten members.

                 (b)      Composition of the Board of Directors.

                          (i) In connection with any election for members of the Board of Directors, the Company shall, at the request of Energy Spectrum, include in the slate of directors recommended by the Board of Directors to the stockholders of the Company for election as directors one representative designated by Energy Spectrum so long as Energy Spectrum holds
                 (x) 5% or more of the outstanding Common Stock, (y) at least $1,260,000 in principal amount of the Subordinated Notes purchased by it pursuant to the May Financing or (z) 600,000 shares of Common Stock (such representative designated by Energy Spectrum being referred to herein as the "Energy Spectrum Designee").

                          (ii) In connection with any election for members of the Board of Directors, the Company shall, at the request of AnSon, include in the slate of directors recommended by the Board of Directors to the stockholders of the Company for election as directors one representative designated by AnSon so long as the AnSon Group holds (x) 5% or more of the outstanding Common Stock or (y) 600,000 shares of Common Stock (such representative designated by AnSon being referred to herein as the "AnSon Designee").

                          (iii) In connection with any election for members of the Board of Directors, the Company shall, at the request of the DLB Designator, include in the slate of directors recommended by the Board of Directors to the stockholders of the Company for election as directors one representative designated by the DLB Designator so long as the DLB Group holds 5% or more of the outstanding Common Stock (such representative designated by the DLB Designator being referred to herein as the "DLB Designee").

                          (iv) The Company and each Continuing Stockholder Party shall each use its best efforts to cause each of the Energy Spectrum

                 Designee, the AnSon Designee and the DLB Designee (collectively, the "Designees") to be elected to, and to be maintained as members of, the Board of Directors (including, (x) in the case of the Company, recommending to the stockholders of the Company the election of each of the Designees to the Board of Directors and opposing any proposal to remove any Designee at each meeting of stockholders of the Company at which the election or removal of members of the Board of Directors is on the agenda and (y) in the case of each Continuing Stockholder Party, voting all of their Voting Shares in favor of each of the Designees, and voting such shares against any Person opposing any Designees), and shall take no action which would diminish the prospects of the Designees being elected to the Board of Directors or increase the prospects of any Designees being removed from the Board of Directors. Once elected, the Energy Spectrum, AnSon and DLB Designees shall be deemed to be the Energy Spectrum, AnSon and DLB Directors, respectively, for all purposes under this Agreement.

                 (c)      Committees.    The Board of Directors may, by
     resolution passed by a majority of the members of the Board of Directors, designate one or more committees to conduct the business of the Board of Directors in respect of audit, compensation, nomination and other appropriate matters; provided, however, that the Board of Directors may not designate a committee of the Board of Directors, such as an executive committee, to exercise all of the general powers and authority of the Board of Directors in the management of the business and the affairs of the Company.

                 (d) Vacancies. If any AnSon Director, Energy Spectrum Director or DLB Director shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another Person designated by AnSon in the case of an AnSon Director, Energy Spectrum in the case of an Energy Spectrum Director and DLB in the case of a DLB Director.

                 (e) Removal. None of the Energy Spectrum Director, the AnSon Director or the DLB Director shall be removed from office without the consent of the Continuing Stockholder Party or Parties entitled to designate such director. Each director on the Board of Directors may be retired from office at any time, with or without cause, at the request of the Continuing Stockholder Party or Parties entitled to designate such director.

        SECTION 3.2 Energy Spectrum Non-Voting Observer. If at any meeting for the election of directors any Energy Spectrum Director or Energy Spectrum Designee is not elected to the Board of Directors, or if for any other reason, at any time, an Energy Spectrum Director is not a member of the Board of Directors, Energy Spectrum, so long as Energy Spectrum shall hold 1% or more of the Total Shares, shall be entitled to have one observer (an "Energy Spectrum Non-Voting Observer"), selected by Energy Spectrum, present at all meetings of the Board of Directors. The Energy Spectrum Non-Voting Observer shall have the same access to information concerning the business and operations of the Company at the same time as directors of the Company and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Board of Directors, without voting; provided, however, that the Board of Directors shall be under no obligation to take any action with respect to any proposals made or advice furnished by the Energy Spectrum Non-Voting Observer, other than to give due consideration thereto. In addition to any requirements specified in the Bylaws, the Company shall notify the Energy Spectrum Non- Voting Observer, by telecopy, of every meeting, or action by written consent, of the Board of Directors at least two days in advance of such meeting or distribution of written consents, or, if such notice under the circumstances is not practicable, as soon before the meeting or distribution as is practicable, provided that nothing in this Section 3.2 shall be construed in any way to authorize or allow a party hereto not to comply with its obligations hereunder.

         SECTION 3.3 Representatives. In the event that, after receiving proper notice of a meeting of the Board of Directors (and any committee thereof), or a meeting of any board of directors or similar managing body of any Subsidiary of the Company in accordance with such entity's bylaws, if any member of the Board of Directors elected pursuant to Section 3.1 or any Energy Spectrum Non-Voting Observer determines that he or she is unable to attend such meeting, the Continuing Stockholder Party which designated such director or observer shall have the right to designate a representative to attend and observe such meeting on behalf of such Continuing Stockholder Party, which representative shall be entitled to fully participate, other than the right to vote, in such meeting as if he or she were, as the case may be, an Energy Spectrum Non-Voting Observer, a member of the Board of Directors (or committee thereof), or a member of the board of directors or similar managing body of the relevant Subsidiary of the Company.

         SECTION 3.4      Directors' and Officers' Indemnification.

                 (a) The Certificate, Bylaws and other organizational documents of the Company and each of its Subsidiaries shall at all times, to the fullest extent permitted by law, provide for indemnification of, advancement of expenses to, and limitation of the personal liability of, the members of the Board of Directors and the members of the boards of directors or other similar managing bodies of each of the

     Company's Subsidiaries and such other Persons, if any, who, pursuant to a provision of such Certificates, Bylaws or other organizational documents, exercise or perform any of the powers or duties otherwise conferred or imposed upon members of the Board of Directors or the boards of directors or other similar managing bodies of each of any Subsidiary of the Company. Any Energy Spectrum Non-Voting Observer shall be entitled to indemnification from the Company to the maximum extent permitted by law as though he or she were a director of the Company and any of its Subsidiaries. This paragraph (a) may not be amended, repealed or otherwise modified in any manner adverse to any member of the Board of Directors, any Energy Spectrum Non-Voting Observer or any member of the boards of directors or other similar managing bodies of any Subsidiary of the Company, without the consent of a majority of the members of the Board of Directors.

                 (b) Each of the members of the Board of Directors and each Energy Spectrum Non-Voting Observer is intended to be a third-party beneficiary of the obligations of the Company pursuant to this Section 3.4, and the obligations of the Company pursuant to this Section 3.4 shall be enforceable by each such individual.

         SECTION 3.5 Contractual Management Rights. The Company and each Continuing Stockholder Party acknowledge that the provisions of this Agreement, including this Article III, are intended to provide Energy Spectrum with "contractual management rights" within the meaning of the ERISA.

         SECTION 3.6 Expenses. Subject to proper documentation being provided to the Company, the Company shall pay the reasonable out-of-pocket expenses incurred by each of the members of the Board of Directors and any Energy Spectrum Non-Voting Observer in connection with performing his or her duties, including without limitation, the reasonable out- of-pocket expenses incurred by such Person attending meetings of the Board of Directors or any committee thereof or meetings of any board of directors or other similar managing body (and any committee thereof) of any Subsidiary of the Company.

         SECTION 3.7 Certain Restrictions. No Continuing Stockholder Party shall grant any proxy, other than to an officer of the Company designated by the Board of Directors, or enter into or agree to be bound by any voting trust agreement or arrangement of any kind with respect to any shares of Common Stock, nor shall any Continuing Stockholder Party enter into any stockholder agreement or arrangement of any kind with respect to any shares of Common Stock inconsistent with the provisions of this Agreement, including, but not limited to, any agreement or arrangement with respect to the voting of shares of Common Stock, or act as a member of a group or in concert with any other Person in connection with the acquisition of shares of Common Stock in any manner inconsistent with the provisions of this Agreement.

         SECTION 3.8 Cooperation. Each Continuing Stockholder Party shall vote all of its Voting Shares and shall take all other necessary actions within its control, including without limitation, attending all meetings in person or by proxy for purposes of obtaining a quorum, executing all written consents in lieu of meetings and voting to remove members of the Board of Directors, as applicable, and the Company shall take all necessary and desirable actions within its control, including without limitation, calling special Board of Directors and stockholder meetings and voting to remove members of the Board of Directors, as applicable, to effectuate the provisions of this Article III.

         SECTION 3.9 Designation of DLB Director Prior to Initial Public Offering. In the event that the Initial Public Offering Date shall not have occurred prior to or on December 1, 1997, upon request of DLB or the DLB Successor, each party to this Agreement shall use its reasonable best efforts to cause the Company and each other party to the First Amended and Restated Stockholders Agreement to enter into an appropriate amendment to the First Amended and Restated Stockholders Agreement which grants to DLB and the other members of the DLB Group the right to designate a member of the Board of Directors on terms which are at least as favorable to DLB and the other members of the DLB Group as those set forth in Section 3.1 hereof.

                                   ARTICLE IV

                            RESTRICTIONS ON TRANSFER

         SECTION 4.1      Restrictions on Transfer.

                 (a)      General Restrictions.   No Continuing Stockholder
     Party shall effect any Transfer of shares of Stock owned or held by such Continuing Stockholder Party (other than pursuant to a Qualified Public
     Sale) unless (i) the certificate or certificates representing such shares bear a legend as provided in Section 7.1 hereof (or, in the case of a Transfer pursuant to the DLB Distribution, the applicable legend set forth in Section 7.2 hereof), (ii) the Transferee of such shares of Stock shall have executed, as a condition to obtaining ownership of such shares, an appropriate document (a "Supplemental Agreement") in which the Transferee agrees that its ownership of such shares shall be subject to, and that the Transferee shall comply with, all of the terms and conditions of this Agreement and that the Transferee shall not effect any Transfer of such shares except in compliance with the provisions hereof and (iii) the Supplemental Agreement shall have been promptly delivered to the Company and approved by it in its reasonable discretion prior to the acquisition by such Transferee of the shares of Stock; provided, however, that a DLB Stockholder who is not a member of the DLB Group and who acquires shares of Stock pursuant to the DLB Distribution shall not be obligated to execute and deliver a Supplemental Agreement as contemplated by clauses (i) and (ii) above. The Company shall not unreasonably withhold or delay its approval of any Supplemental Agreement. A Transferee that is not already a party to this Agreement, by executing a Supplemental Agreement approved by the Company as hereinabove provided, shall become a Continuing Stockholder Party for all purposes of this Agreement and shall have the same rights and shall be subject to the same restrictions as the Continuing Stockholder Party effecting the Transfer.

                 (b) Restrictions on Transfer During Initial 180-Day Period. Notwithstanding any provision of this Agreement to the contrary, until the expiration of 180 days after the Initial Public Offering Effective Date, no Continuing Stockholder Party shall (other than pursuant to the DLB Distribution) directly or indirectly offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase or otherwise Transfer or dispose of any Stock owned or held by such Continuing Stockholder Party or, in any manner, Transfer all or a portion of the economic consequences associated with the ownership of such Stock, without the prior written consent of the Company acting through its Board of Directors, with any members of the Board of Directors designated or elected by such Continuing Stockholder Party pursuant to Article III recusing themselves in such vote. Each Continuing Stockholder Party agrees that the Company may, and that each Continuing Stockholder Party will, (i) with respect to any Stock for which a Continuing Stockholder Party is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such Stock on the transfer books and records of the Company and (ii) with respect to any Stock for which a Continuing Stockholder Party is the beneficial holder but not the record holder, cause the record holder of such Stock to cause the transfer agent for the Company to note stop transfer instructions with respect to such Stock on the transfer books and records of the Company; provided, however, that DLB shall only be required to comply with such stop transfer obligations with respect to Transfers other than pursuant to the DLB Distribution.

                 (c) Restriction on Transfer of 5% Holdings. No Continuing Stockholder Party shall effect any Transfer (other than pursuant to the DLB Distribution or a Qualified Public Sale) of shares of Stock constituting 5% or more of the Total Shares to any Person or group of Affiliated Persons, unless such

     Continuing Stockholder Party receives the prior written consent of the Company acting through its Board of Directors (which consent shall not be unreasonably withheld), with any members of the Board of Directors designated or elected by such Continuing Stockholder Party pursuant to
     Article III recusing themselves in such vote.


                 (d) Restrictions on Transfer by DLB Group. Notwithstanding any provision of this Agreement to the contrary, (other than clause (e) below) none of DLB, any other member of the DLB Group or the DLB Successor shall, at any time, effect any Transfer of all or any part of the shares of Stock owned or held by it except (i) in the DLB Distribution, (ii) in a Widely Distributed Offering or (iii) in a transaction which does not involve a Transfer of such shares to a Person who is a Competitor of the Company and which has been approved by the Company acting through its Board of Directors (which approval shall not be unreasonably withheld), with any members of the Board of Directors designated or elected by the DLB Designator pursuant to Article III recusing themselves in such vote.


                 (e)      Transfer Upon Foreclosure By Administrative Agent.
                        (i) Bonray Holding (as defined below) shall (notwithstanding any provision herein to the contrary, but subject to compliance with subparagraph (ii) of this paragraph (e)) be permitted to pledge the shares (the "Pledged Shares") of Stock owned or held by it to the Administrative Agent (as defined below), for the benefit of the Administrative Agent and the Lenders (as defined below) to secure the obligations of Bonray Holding owing the Administrative Agent and the Lenders under the Credit Agreement (as defined below). In the event that any event or circumstance occurs or exists (including, without limitation, the failure to pay any amount when due thereunder) that entitles the Administrative Agent to accelerate the maturity of the obligations of Bonray Holding under the Credit Agreement, or in the event that any amount owing by Bonray Holding under the Credit Agreement is not paid when due at final maturity, the Adminsitrative Agent may (notwithstanding any provision herein to the contrary, but subject to subparagraph (ii) of this paragraph (e) and the agreement of the Administrative Agent referred to in said subparagraph) exercise its remedies (the "Remedies") as a secured party with repsect to any Pledged Shares. Any Transferee of the Pledged Shares that acquires the Pledged Shares pursuant to the exercise by the Administrative Agent of its Remedies shall (notwithstanding any provision herein to the contrary) not succeed to or acquire any rights under or be bound by any obligations of this Agreement with respect to the Pledged Shares.

                        (ii) As a condition precedent to the pledge by Bonray Holding of the Pledged Shares contemplated by this paragraph (e), DLB shall deliver to the Company an agreement by the Administrative Agent, in form satisfactory to the Company, to the effect that the Administrative Agent
     (1) shall not, without the prior written approval of the Company acting through its Board of Directors (which approval shall not be unreasonably withheld), with any members of the Board of Directors designated or elected by the DLB Designator pursuant to Article III recusing themselves in such vote, Transfer the Pledged Shares to a Person who is a Competitor, (2) shall not Transfer any of the Pledged Shares other than in accordance with the Securities Act and applicable United States state securities laws, (3) subject to subparagraph (iii) of this paragraph (e), shall at all times be bound by the requirements of Section 7.1 regarding the general legend to be contained on certificates representing the Pledged Shares and
     (4) shall at all times be bound by the requirements of Section 4.1(b) except, that, solely for the purposes of this paragraph (e), to the extent the Initial Public Offering Effective Date has not occurred prior to December 1, 1997, the requirements of Section 4.1(b) shall not apply during the period from December 1, 1997 until the Initial Public Offering Effective Date).

                        (iii) In the event that the Administrative Agent Transfers any Pledged Shares as permitted by this paragraph (e), the Company, shall duly issue substitute certificates evidencing such Transferred Pledged Shares, which certificates shall omit the legend referred to in Section 7.1(a)(ii). The Administrative Agent, the Lenders and each Transferee of Pledged Shares are third party beneficiaries of this paragraph (e).

                As used in this paragraph (e), the following terms shall have the following meanings:

                        "Administrative Agent" means Lehman Commercial Paper Inc., as administrative agent under the Credit Agreement.

                        "Bonray Holding" means Bonray Holding, L.L.C., a Delaware limited liability company.

                        "Credit Agreement" means that certain Credit Agreement, dated as of July 11, 1997, by and among Bonray Holding, L.L.C. (as successor to Bonray Drilling Corporation), the Lenders referred to therein and Lehman Commercial Paper Inc. as administrative agent and as arranger.

                         "Lenders" means the Lenders referred to in the Credit Agreement.




         SECTION 4.2      Holdback Agreements; Adjustments.

                 (a) Each Continuing Stockholder Party agrees that, (i) to the extent requested in writing by a managing underwriter of any underwritten public offering effected pursuant to a demand registration request under any Registration Rights Agreement to which such Continuing Stockholder Party is a party, such Continuing Stockholder Party will not Transfer any Stock or any other equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 180 days, and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account within three years after the date upon which this Agreement becomes effective, such Continuing Stockholder Party will not Transfer after such offering any of the Stock or any other equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall (x) not exceed 180 days, in the event that such Continuing Stockholder Party participates in such public offering pursuant to "piggyback" registration rights granted under any Registration Rights Agreement to which such Continuing Stockholder Party is a party, and (y) not exceed 120 days, in the event that any such Continuing Stockholder Party does not so participate in such public offering.

               (b) The Company shall take all reasonable steps necessary to effect a subdivision or consolidation of shares if, with respect to any demand registration request under any Registration Rights Agreement, in the reasonable judgment of the managing underwriter for the offering in respect of such demand registration, such subdivision or consolidation would enhance the marketability of the securities proposed to be registered thereunder. Each Continuing Stockholder Party shall vote all of its shares of Capital Stock in a manner, and shall take all other actions necessary, to permit the Company to carry out the intent of the preceding sentence, including without limitation, voting in favor of an amendment to the Certificate in order to increase or decrease (as the case may be) the number of authorized shares of Capital Stock of the Company.

         SECTION 4.3 Pledge of Shares. A Continuing Stockholder Party shall have the right to pledge any Stock owned or held by such Continuing Stockholder Party to the Company, a commercial bank, savings and loan association or other lending or financial institution as security for any Indebtedness of such Continuing Stockholder Party; provided, however, that no such pledge shall be made unless: (a) the Person to which such pledge is made shall have executed an appropriate document in which such Person agrees that, in the event of realization upon such Stock, such realization shall be deemed a Transfer and the shares of such Stock shall continue to be subject to the terms and conditions of this Agreement and that such Person will not effect any Transfer of such Stock except in compliance with the provisions hereof; and (b) such document shall have been promptly delivered to, and shall have been approved by, the Board of Directors prior to the pledge of such Stock. The Board of Directors shall not unreasonably withhold or delay its approval of any such document.

         SECTION 4.4 Securities Laws. Each holder and Transferee of shares of Common Stock bearing the restrictive legend set forth in Section 7.1 hereof ("Restricted Shares"), by acceptance thereof, agrees that, unless a registration statement is in effect under the Securities Act with respect to the sale or other disposition of such Restricted Shares, prior to any Transfer or attempted Transfer of such Restricted Shares pursuant to this Article IV, such holder shall give the Company (a) written notice describing the proposed Transfer of any Restricted Shares in reasonable detail, (b) certification that the proposed Transferee of the Restricted Shares is an Accredited Investor, (c) such other information about the proposed Transfer of such Restricted Shares or the proposed Transferee of such Restricted Shares as the Company may reasonably request and (d) an opinion of counsel reasonably acceptable to the Company to the effect that the proposed Transfer of such Restricted Shares may be effected without registration of such Restricted Shares under the Securities Act and applicable United States state securities laws. In addition, if the holder of the Restricted Shares delivers to the Company an opinion of counsel that subsequent Transfers of such Restricted Shares will not require registration or qualification under the

Securities Act, the Company shall cause the transfer agent promptly after such contemplated Transfer to deliver new certificates for such Restricted Shares that do not bear the legend set forth in Section 7.1 hereof. If the foregoing conditions entitling the holder to effect a proposed Transfer of such Restricted Shares without registration under the Securities Act have not been satisfied, the holder shall not Transfer the Restricted Shares, and the Company shall cause the transfer agent not to Transfer such Restricted Shares on its books or issue any certificates representing such Restricted Shares. Any purported Transfer not in accordance with the terms hereof shall be void ab initio.


                                   ARTICLE V

                                   COVENANTS

         SECTION 5.1 Confidentiality. Each Continuing Stockholder Party who receives any confidential information or other proprietary information or data from the Company or from any representative of the Company concerning the business of the Company (including without limitation information regarding strategic plans, planned acquisitions or dispositions, financing sources, operating performance, financial statements or other information), shall hold such information or data in strictest confidence and shall not disclose such information or data to any other Person or use such information or data for such Continuing Stockholder Party's own benefit or for the benefit of any other Person without the prior written consent of the Company.

         SECTION 5.2 Cooperation with Financings. Each Continuing Stockholder Party shall provide the Company with all information that is reasonably required to effect any public or private offering of securities of the Company, including completing and executing all undertakings, questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of any underwriting agreement or other financing agreement or under applicable law.

         SECTION 5.3 No Conflicting Agreements. No Continuing Stockholder Party shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with any provision of this Agreement.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.1 Representations and Warranties. Each party hereto represents and warrants to the other parties hereto as follows:

                 (a) Such party hereto has full power and authority to execute, deliver and perform its obligations under this Agreement.

                 (b) This Agreement has been duly and validly authorized, executed and delivered by such party hereto, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

                 (c) The execution, delivery and performance of this Agreement by such party hereto does not (i) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it is a party or by which it is bound or (ii) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it.

                 (d) No consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by such party hereto in connection with the transactions contemplated hereby.

                 (e) Such party hereto has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the rights of any party hereunder or otherwise conflicts with any provision of this Agreement.

                                  ARTICLE VII

                                 MISCELLANEOUS

         SECTION 7.1      General Legend.

                 (a) Each Continuing Stockholder Party and the Company shall take all such action necessary to cause each certificate representing outstanding shares of Stock to bear the following legends containing the following words:

                          (i)     "THE SECURITIES REPRESENTED BY THIS
                                  CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                                  THE SECURITIES ACT OF 1933, AS AMENDED (THE
                                  "ACT") OR ANY STATE SECURITIES LAWS.  THE
                                  SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT
                                  AND MAY NOT BE OFFERED, SOLD, PLEDGED,
                                  HYPOTHECATED, EXCHANGED, TRANSFERRED OR
                                  OTHERWISE DISPOSED OF (i) UNLESS (A)
                                  REGISTERED UNDER THE ACT AND ANY APPLICABLE
                                  STATE SECURITIES AND "BLUE SKY" LAWS OR (B)
                                  AN EXEMPTION FROM REGISTRATION UNDER THE ACT
                                  AND ANY SUCH LAWS IS AVAILABLE AND, IN SUCH
                                  CASE, AN OPINION OF COUNSEL IN FORM AND
                                  SUBSTANCE REASONABLY SATISFACTORY TO BAYARD
                                  DRILLING TECHNOLOGIES, INC. (THE "COMPANY")
                                  SHALL HAVE BEEN DELIVERED TO THE COMPANY TO
                                  THE EFFECT THAT THE OFFER, SALE, TRANSFER,
                                  DISPOSITION, PLEDGE, HYPOTHECATION OR
                                  EXCHANGE THEREOF IS EXEMPT FROM REGISTRATION
                                  UNDER THE ACT AND ANY SUCH LAWS OR (ii)
                                  UNLESS SOLD PURSUANT TO AND IN COMPLIANCE
                                  WITH RULE 144 OF THE ACT AND APPLICABLE
                                  SECURITIES OR "BLUE SKY" LAWS."

                          (ii) "IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND TO THE VOTING AGREEMENTS SET FORTH IN THE SECOND AMENDED AND RESTATED STOCKHOLDERS AND VOTING AGREEMENT, DATED AS OF OCTOBER __, 1997, BY AND AMONG THE COMPANY AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE
                                  IN THE OFFICE OF THE COMPANY."

                 (b)      The requirement that the securities legend in clause
     (i) above be placed upon certificates evidencing shares of Stock shall cease and terminate upon the earliest of the following events: (1) when such shares are Transferred pursuant to the DLB Distribution, (2) when such shares are Transferred in a Qualified Public Sale or (3) when such shares are Transferred in any other transaction if the Transferor delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. The requirement that the legend regarding this Agreement in clause (ii) above be placed upon certificates evidencing shares of Stock shall cease and terminate upon the earliest of the following events: (A) when such shares are Transferred to Persons other than the members of the DLB Group pursuant to the DLB Distribution or (B) when such shares are Transferred in a Qualified Public Sale. Upon the consummation of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares of Stock as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares of Stock not bearing such legend.

         SECTION 7.2      DLB Distribution Legends.

                 (a) The Company, DLB and each other member of the DLB Group shall take all such action necessary to cause each certificate representing shares of Stock to be distributed in the DLB Distribution to Persons other than the members of the DLB Group to bear a legend containing the following words:

                 "NO HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY OFFER, PLEDGE, SELL, CONTRACT TO SELL, SELL ANY OPTION OR CONTRACT TO PURCHASE, PURCHASE ANY OPTION OR CONTRACT TO SELL, GRANT ANY OPTION, RIGHT OR WARRANT TO PURCHASE OR OTHERWISE TRANSFER OR DISPOSE OF, DIRECTLY OR INDIRECTLY, ANY OF THE SECURITIES OR ENTER INTO ANY SWAP OR OTHER ARRANGEMENT THAT TRANSFERS ALL OR A

                 PORTION OF THE ECONOMIC CONSEQUENCES ASSOCIATED WITH THE OWNERSHIP OF THE SECURITIES (REGARDLESS OF WHETHER ANY OF THE DESCRIBED TRANSACTIONS IS TO BE SETTLED BY THE DELIVERY OF THE SECURITIES, IN CASH OR OTHERWISE) PRIOR TO [THE 180TH DAY AFTER THE INITIAL PUBLIC OFFERING EFFECTIVE DATE]."

                 (b) The Company, DLB and each other member of the DLB Group shall take all such action necessary to cause each certificate representing shares of Stock to be distributed in the DLB Distribution to members of the DLB Group to bear a legend containing the following words:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND TO THE VOTING AGREEMENTS SET FORTH IN THE SECOND AMENDED AND RESTATED STOCKHOLDERS AND VOTING AGREEMENT, DATED AS OF OCTOBER __, 1997, BY AND AMONG THE COMPANY AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY."

         SECTION 7.3 Duration of Agreement. The rights and obligations of a Continuing Stockholder Party under this Agreement shall terminate at such time as such Continuing Stockholder Party no longer is the beneficial holder of any shares of Stock. This Agreement shall terminate upon the tenth anniversary of the date upon which it becomes effective, except that the terms of Sections
3.1 through 3.8, 4.1, 4.2, 5.1, 7.6 and 7.13 hereof shall survive until, by their respective terms, they are no longer operative.

         SECTION 7.4 Further Assurances. At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party hereto, to execute and deliver any further instruments or documents and to take all such further action as such other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

         SECTION 7.5 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Continuing Stockholder Party unless such modification, amendment or waiver is approved in writing by (i) the Company and by (ii) the holders of at least (x) 66 2/3% of the outstanding shares of Stock held by the Continuing Stockholder Parties with respect to modifications, amendments or waivers of Section 3.1, 3.2, 3.3, 4.1 or 4.2 hereof or this Section 7.5, and (y) 51% of the outstanding shares of Stock held by the Continuing Stockholder Parties in the case of all other provisions. In addition, this Agreement may not be modified or amended in a manner that would deny to Energy Spectrum, in the opinion of counsel to Energy Spectrum, "contractual management rights" with respect to the Company within the meaning of the ERISA. The failure of any party hereto to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         SECTION 7.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         SECTION 7.7 Entire Agreement. Except as otherwise expressly set forth herein, this document and the other documents dated the date hereof embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         SECTION 7.8 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and each Continuing Stockholder Party and its respective successors and assigns so long as they hold Stock. Except pursuant to a Transfer of Stock in compliance with Article IV, no Continuing Stockholder Party shall have the right to assign its rights and obligations under this Agreement, without the consent of each of the other Continuing Stockholder Parties.

         SECTION 7.9 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 7.10 Remedies. Each Continuing Stockholder Party shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, including without limitation any breach of
Article III, and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         SECTION 7.11 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, by telex or telecopier, or by certified or registered mail, postage prepaid and return receipt requested. Notices shall be deemed to have been given upon delivery, if delivered by hand, three days after mailing, if mailed, one Business Day after delivery to the courier, if delivered by overnight courier service, and upon receipt of an appropriate electronic confirmation, if by telex or telecopier. Notices shall be delivered to the Company at the address set forth below and to any other recipient at the address indicated on Schedule
7.11 hereto and to any subsequent holder of Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. The Company's address is:

                 Bayard Drilling Technologies, Inc.
                 4005 Northwest Expressway
                 Suite 550E
                 Oklahoma City, Oklahoma 73116
                 Telecopy:  (405) 840-9553
                 Attention:  President

         SECTION 7.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

         SECTION 7.13 Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. This Agreement is intended to be a voting agreement among stockholders as permitted by Section 218(c) of the Delaware General Corporation Law.

         SECTION 7.14 Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

                 IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Stockholders and Voting Agreement on the day and year first above written.



                                           THE COMPANY:

                                           BAYARD DRILLING TECHNOLOGIES, INC.


                                           By:   /s/ JAMES E. BROWN
                                              ----------------------------------
                                              James E. Brown
                                              President


                                           CONTINUING STOCKHOLDER PARTIES:

                                           ANSON PARTNERS LIMITED PARTNERSHIP


                                           By:   /s/ CARL B. ANDERSON, III
                                              --------------------------------
                                           Name: CARL B. ANDERSON, III
                                              --------------------------------
                                                General Partner



                                                 /s/ CARL B. ANDERSON, III
                                               -------------------------------
                                                   Carl B. Anderson, III

                                   ENERGY SPECTRUM PARTNERS LP

                                   By:  Energy Spectrum Capital LP, its General
                                        Partner

                                        By:  Energy Spectrum LLC, its General
                                             Partner



                                        By:    /s/ SIDNEY L. TASSIN
                                           ------------------------------------
                                           Name:   Sidney L. Tassin
                                                -------------------------------
                                           Title:  President
                                                 ------------------------------

                                        DLB OIL AND GAS, INC.



                                        By:    /s/ MARK LIDDELL
                                           ------------------------------------
                                           Name:   Mark Lidell
                                                -------------------------------
                                           Title:  President
                                                 ------------------------------


                                        DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION



                                        By:    /s/ IVY DODES
                                           ------------------------------------
                                           Name:   Ivy Dodes
                                                -------------------------------
                                           Title:
                                                 ------------------------------



                                        DEPARTING STOCKHOLDER PARTIES:

                                        CHESAPEAKE ENERGY CORPORATION



                                        By:    /s/ AUBREY K. MCCLENDON
                                           ------------------------------------
                                           Name:   Aubrey K. McClendon
                                                -------------------------------
                                           Title:  CEO
                                                 ------------------------------

                              R.T. OLIVER DRILLING, INC.




                              By:   /s/ ROY T. OLIVER
                                 ------------------------------------
                                 Name:  Roy T. Oliver
                                      -------------------------------
                                 Title: President
                                       ------------------------------


                              MIKE MULLEN ENERGY EQUIPMENT
                                 RESOURCE, INC.




                              By:   /s/ MIKE MULLEN
                                 ------------------------------------
                                 Name:  Mike Mullen
                                      -------------------------------
                                 Title: President
                                       ------------------------------


                              GRUPO DE HERCULES, LTD.

                              By:  Mullen-Oliver Rig Investments Group, Inc.
                                      General Partner



                              By:   /s/ MIKE MULLEN
                                 ------------------------------------
                                 Name:  Mike Mullen
                                      -------------------------------
                                 Title: President
                                       ------------------------------


                              MULLEN-OLIVER PARTNERSHIP, LTD.


                              By:  Mullen-Oliver Rig Investments Group, Inc.
                                      General Partner



                              By:   /s/ MIKE MULLEN
                                 ------------------------------------
                                 Name:  Mike Mullen
                                      -------------------------------
                                 Title: President
                                       ------------------------------

                                          /s/ JAMES E. BROWN
                                          ------------------------------------
                                          James E. Brown


                                          /s/ ED JACOB
                                          ------------------------------------
                                          Ed Jacob

                                                                   SCHEDULE 7.11


              CONTINUING STOCKHOLDER PARTIES ADDRESSES FOR NOTICE


AnSon Partners Limited Partnership
Lakepoint Towers
4005 Northwest Expressway
Suite 400E
Oklahoma City, Oklahoma 73116
Attention: Carl B. Anderson, III
(405) 879-3844
(405) 879-3847 (Fax)

Carl B. Anderson, III
c/o AnSon Partners Limited Partnership
Lakepoint Towers
4005 Northwest Expressway
Suite 400E
Oklahoma City, Oklahoma 73116
(405) 879-3844
(405) 879-3847 (Fax)

Energy Spectrum Partners LP
5956 Sherry Lane
Suite 600
Dallas, Texas  75225
Attention: Sidney L. Tassin
(214) 373-4080
(214) 373-4334 (Fax)

DLB Oil and Gas, Inc.
1601 Northwest Expressway
Suite 700
Oklahoma City, Oklahoma 73702
Attention:  Mark Liddell
(405) 841-2500
(405) 848-9449 (Fax)

Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue
New York, New York 10172
Attention:  Anthony Lundy
(212) 892-3000
(212) 892-7272 (Fax)